                         COLEMAN WORLDWIDE CORPORATION
                     OFFER TO ACCEPT FOR EXCHANGE FOR CASH
                            ANY AND ALL OUTSTANDING
                LIQUID YIELD OPTION(TM) NOTES DUE MAY 27, 2013
                          (ZERO COUPON-SENIOR SECURED)
                             AT $343.61 PER $1,000
                          PRINCIPAL AMOUNT AT MATURITY

                                                                    May 23, 1997

 THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON FRIDAY, JUNE 20, 1997, UNLESS THE EXCHANGE OFFER IS
                                 EXTENDED.

To Our Clients:

     Enclosed for your consideration is an Offer to Accept LYONs for Exchange for Cash dated May 23, 1997 (the 'Offer to Accept LYONs for Exchange for Cash') and a form of Letter of Transmittal (which collectively constitute the 'Exchange Offer') relating to the offer by Coleman Worldwide Corporation (the 'Company') to accept for exchange for cash, pursuant to the Indenture dated as of May 27, 1993 (the 'Indenture'), between the Company and First Trust National Association, as successor Trustee, any and all of its outstanding of the Liquid Yield Option(Trademark) Notes due May 27, 2013 (the 'LYONs') at $343.61 per $1,000 principal amount at maturity, net to the exchanging holder of LYONs (a 'Holder'), upon the terms and subject to the conditions set forth in the Offer to Accept LYONs for Exchange for Cash and in the related Letter of Transmittal. All LYONs validly surrendered for exchange in the Exchange Offer and not withdrawn will be purchased upon the terms and subject to the conditions of the Exchange Offer.

     ANY LYONS REMAINING OUTSTANDING ON MAY 27, 1998 WILL BE REDEEMED ON SUCH DATE (OR AS SOON AS PRACTICABLE THEREAFTER) BY THE COMPANY IN ACCORDANCE WITH THE TERMS OF THE INDENTURE FOR CASH AT A REDEMPTION PRICE OF $343.61 PER $1,000 PRINCIPAL AMOUNT AT MATURITY UNLESS, PRIOR TO THE CLOSE OF BUSINESS ON SUCH DATE, HOLDERS ELECT TO EXCHANGE THEIR LYONS FOR 15.706 SHARES OF COMMON STOCK OF THE COLEMAN COMPANY, INC. PER $1,000 PRINCIPAL AMOUNT AT MATURITY IN ACCORDANCE WITH THE TERMS OF THE INDENTURE. ANY SUCH EXCHANGE WILL BE SUBJECT TO THE COMPANY'S RIGHT TO ELECT TO PAY AN AMOUNT IN CASH EQUAL TO THE THEN MARKET VALUE OF SUCH SHARES OF COMMON STOCK OF THE COLEMAN COMPANY, INC. IN LIEU, IN WHOLE OR IN PART, OF DELIVERING SUCH SHARES.

     THE EXCHANGE OFFER IS NOT CONDITIONED UPON ANY MINIMUM AMOUNT OF LYONS BEING SURRENDERED FOR EXCHANGE. THE EXCHANGE OFFER IS SUBJECT TO CERTAIN CONDITIONS. SEE 'EXCHANGE OFFER--CERTAIN CONDITIONS OF THE EXCHANGE OFFER' OF THE OFFER TO ACCEPT LYONS FOR EXCHANGE FOR CASH.

     The material is being forwarded to you as the beneficial owner of LYONs carried by us for your account or benefit but not registered in your name. A surrender for exchange of any LYONs pursuant to the terms of the Exchange Offer may only be made by us as the registered Holder and pursuant to your instructions. Therefore, the Company urges beneficial owners of LYONs registered in the name of a broker, dealer, commercial bank, trust company or other nominee to contact such registered Holder promptly if they wish to surrender LYONs for exchange pursuant to terms of the Exchange Offer.

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(Trademark) Trademark of Merrill Lynch & Co., Inc.

     Accordingly, we request instructions as to whether you wish us to surrender for exchange any or all such LYONs held by us for your account or benefit, pursuant to the terms and conditions set forth in the enclosed Offer to Accept LYONs for Exchange for Cash and in the related Letter of Transmittal. We urge you to read carefully the Offer to Accept LYONs for Exchange for Cash and the related Letter of Transmittal before instructing us to surrender your LYONs for exchange.

     YOUR PROMPT ATTENTION IS REQUESTED. THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON FRIDAY, JUNE 20, 1997, UNLESS EXTENDED.

     Your attention is directed to the following:

          1. The Exchange Offer consideration is $343.61 per $1,000 principal amount at maturity.

          2. The Exchange Offer is for any and all outstanding LYONs.

          3. The obligation of the Company to accept LYONs surrendered for exchange in the Exchange Offer is subject to certain conditions set forth in the Offer to Accept LYONs for Exchange for Cash under the caption 'THE EXCHANGE OFFER--Certain Conditions of the Exchange Offer'.

          4. Any transfer taxes incident to the surrender of LYONs for exchange pursuant to the Exchange Offer will be paid by the Company, except as provided in the Offer to Accept LYONs for Exchange for Cash and the instructions to the Letter of Transmittal.

     If you wish to have us surrender for exchange any or all of your LYONs held by us for your account or benefit please so instruct us by completing, executing and returning to us the instruction form that appears on the following page. IF YOU ARE THE BENEFICIAL OWNER OF LYONS CARRIED BY US FOR YOUR ACCOUNT OR BENEFIT BUT NOT REGISTERED IN YOUR NAME, THE LETTER OF TRANSMITTAL (FURNISHED TO YOU FOR INFORMATIONAL PURPOSES ONLY) MAY NOT BE USED BY YOU TO SURRENDER FOR EXCHANGE LYONS HELD BY US FOR YOUR ACCOUNT OR BENEFIT.

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                                  INSTRUCTIONS

     The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Offer to Accept LYONs for Exchange for Cash and the related Letter of Transmittal in connection with the Exchange Offer by Coleman Worldwide Corporation.

     THIS WILL INSTRUCT YOU TO SURRENDER FOR EXCHANGE UPON THE TERMS OF THE EXCHANGE OFFER THE PRINCIPAL AMOUNT OF LYONS, AS INDICATED BELOW, WHICH ARE HELD BY YOU FOR THE ACCOUNT OR BENEFIT OF THE UNDERSIGNED.

Signature(s): _________________________________  Address(es): ________________

_______________________________________________  _____________________________
                                                                      Zip Code

Name(s) of Registered Holder(s):                 Area Code and Telephone No.:

_______________________________________________  _____________________________

_______________________________________________  Date: _______________________
Please Print

Principal Amount of LYONs Surrendered for Exchange:

_______________________________________________

_______________________________________________


Certificate No(s). of LYONs (if available):

_______________________________________________

_______________________________________________

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